UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 15, 2016

FUTURELAND CORP.
(Exact name of registrant as specified in charter)

Colorado	000-53377	41-2230041
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

FutureLand Corp. 10901 Roosevelt Blvd, 1000c Saint Petersburg, Florida		33716
(Address of principal executive offices)		(Zip Code)

(727) 474-0221
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement

On March 14, 2016, FutureLand Oregon LLC., an Oregon LLC, and a partial subsidiary of FutureLand Corp., entered into a purchase and sale agreement to buy 40 acres of land in Southern Oregon that is currently operational as a licensed medical marijuana facility. FutureLand Corp. (hereafter referred to as “FUTL”) a Colorado Corporation and its partially owned subsidiary FutureLand Oregon, LLC. (Hereafter referred to as “FLO”), have the following terms in the purchase and sale agreement;

a.	A purchase price of $975,000 in cash, closing in 45 days with 30 days of due diligence. During the due diligence phase, FLO will make any inspections that are warranted and investigate whether or not the property is suitable for its purposes before advancing to close.

With the completion of the purchase, FutureLand is planning to file for a recreational license on the same property.

Disclosure;

In the cannabis industry as a whole there are many laws in constant flux from state to state, and Oregon is no exception. FLO will attempt to take as much of the risk out of the equation before committing to close. If the risk is too great, we will have to back out of the agreement within the due diligence period. However, at the same time, FLO may decide to move forward with the purchase and sale agreement even if all the laws are not fully able to be known or ascertained to our complete comfort, if we judge the risk justifies the reward. There is no guarantee that laws will not change at some point in the future adversely affecting this investment, but we do anticipate continued positive support for the product in the state of Oregon. We also believe that recent laws have made the choice to pursue cannabis cultivation in Oregon a very solid business plan. It is our intent to get a recreational license for the property.

The FutureLand Corp Facebook Page (https://www.facebook.com/futurelandcorp)

The FutureLand Corp Twitter Feed (https://twitter.com/futurelandcorp)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURELAND CORP.

Date: March 15, 2016	By: /s/ Cameron Cox
Cameron Cox, Principal Executive Officer